SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                              FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)  November 7, 2001



                       Whitemark Homes, Inc.
       (Exact name of registrant as specified in its charter)


                               0-8301
                       (Commission File No.)


      Colorado                                              25-302097
State or other jurisdiction                              (IRS Employer
of incorporation)                                          Id. No.)



650 South Central Avenue, Suite 1000, Oviedo, FL               32765
Address of principal executive offices                       (Zip code)



Registrant's telephone number, including area code       (407) 366-9668






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ITEM 5:   OTHER EVENTS

    On November 7, 2001, Whitemark Homes, Inc., a Colorado corporation ("Whitemark"), and North Florida Consulting, Inc., a Florida corporation ("NFC"), entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement and subject to the terms and conditions set forth therein, NFC will become a wholly owned subsidiary of Whitemark.

    The effective date is October 1, 2001. As soon as is reasonable, the stockholders of NFC will receive 5,000,000 shares of Whitemark common shares, par value $0.001, in exchange for all of the outstanding shares of NFC. In addition, the owners of NFC will retain a 30% profit participation in certain ongoing real estate development projects. Another 100,000 Whitemark common shares are being issued to individuals who were instrumental in bringing the companies together.

    In connection with the execution of the Acquisition Agreement, the NFC stockholders and Larry White, President of Whitemark, entered into a voting agreement. Pursuant to this voting agreement, White and the NFC stockholders agreed to vote their mutual Whitemark shares in tandem.

    Neither Whitemark nor any of its affiliates had, and to the knowledge of Whitemark, no director or officer of Whitemark and its affiliates had, any material relationship with NFC, any of its stockholders, or their respective affiliates prior to the acquisition.

    A copy of the Acquisition Agreement along with two amendments to the Agreement are attached hereto as Exhibits 2.1 -2.3. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing the entering into of the Acquisition Agreement was issued on November 8, 2001. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

    NFC is based in Destin, Florida. Destin, located between Pensacola and Panama City, is a destination community for recreational, vacation, and retirement/second home developments. Destin and the Florida panhandle are within a day's drive of major metropolitan areas such as Atlanta, Memphis, New Orleans, and Houston. NFC has specialized in five-star resort properties and upscale homes, including single-family and condominium units. It owns or has options to acquire 20 ready-to-build projects located in the area from Pensacola to Panama City, Florida and in the Houston/Galveston,
Texas area.   These projects include twin condominiums to be located in a five-star golf/beach resort in Destin, a 450-room luxury hotel in Houston, affordable housing developments in the Destin area, and beach-front property in Galveston.

    This acquisition is expected to increase the Company's total assets to approximately $83 million and stockholders' equity to approximately $20 million. Assets reported by NFC include approximately $42 million in land and home inventory and approximately $34 million of land contract rights. Liabilities reported by NFC are approximately $63 million, including debt of $31 million and deferred taxes of $13 million. All the aforementioned figures are unaudited.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)   Financial Statements of Business Acquired

     The financial statements of NFC for the periods required by Rule 3-05(b) of Regulation S-X will be filed by amendment to this Form 8-K on or before January 19, 2001.

    (b)   Pro Forma Financial Information

     The pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment to this Form 8-K on or before January 19, 2001.

    (c)   Exhibits

     Number                               Description
      2.1 Agreement for Exchange of Corporate Stock, dated as of November 7, 2001, between Whitemark Homes, Inc. and North Florida Consulting, Inc. (schedules and exhibits omitted).

      2.2 Addendum No. 1 to the Agreement for Exchange of Corporate Stock ("Addendum")

      2.3         Amendment No. 2 to the Agreement for Exchange of Corporate
                  Stock

     99.1         Press release dated November 8, 2001.


                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WHITEMARK HOMES, INC.


November 23, 2001                       By   /s/ Robert B. Early
                                        Robert B. Early, Chief Financial
                                        Officer






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